Exhibit 99.1

Information Relating to Item 14 - Other Expenses of Issuance and Distribution

The expenses in connection with the issuance and distribution of $300,000,000 aggregate principal amount of 2.50% Convertible Senior Subordinated Notes due August 1, 2026 of Itron, Inc., registered pursuant to the registration statement (Registration No. 333-133026) on Form S-3 filed on April 6, 2006, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$36,915
Printing and engraving expenses	$50,000
Legal fees and expenses	$140,000
Accounting fees and expenses	$70,000

Total	$296,915